EXHIBIT 10.22

FIRST AMENDMENT TO CREDIT AGREEMENT

               FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 19, 2003, among UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation, the Lenders from time to time party to the Credit Agreement referred to below, CITICORP USA INC., THE BANK OF NOVA SCOTIA and CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agents, LEHMAN COMMERCIAL PAPER INC. (“LCPI”) as Syndication Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

               WHEREAS, the Borrower, the Lenders, the Documentation Agents, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of August 13, 2001 and amended and restated as of July 2, 2002 (as amended, modified or implemented from time to time, but not including, the date hereof, the “Credit Agreement”);

               WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

               NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement

               1.     Section 3.01 of the Credit Agreement is hereby amended by (i) redesignating clauses (e) and (f) thereof as clauses (f) and (g), respectively and (ii) inserting the following new clause (e) immediately after clause (d) thereof:

“(e) All voluntary prepayments of principal of B Term Loans and all mandatory prepayments of principal of B Term Loans required pursuant to Sections 4.02(c), (d), (e) and (g), in each case prior to the first anniversary of the First Amendment Effective Date, will be subject to payment to the Administrative Agent, for the ratable account of each Lender with outstanding B Term Loans, of a fee in an amount equal to 1.0% of the aggregate principal amount of such prepayment. Such prepayment fees shall be due and payable upon the date of any voluntary prepayment or the due date of such mandatory prepayment, as the case may be.”

                              2.     Section 4.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end of said Section:

“Each prepayment of term loans pursuant to this Section 4.01 made prior to the first anniversary of the First Amendment Effective Date shall be subject to payment of the fee described in Section 3.01(e).”

                              3.     Section 4.02(A)(c) of the Credit Agreement is hereby amended by inserting the following sentence at the end of said Section:

“Mandatory repayments of B Term Loans required to be made pursuant to this clause (c) prior to the first anniversary of the First Amendment Effective Date shall be subject to the payment of the fee described in Section 3.01(e).”

                              4.     Section 4.02(A)(d) of the Credit Agreement is hereby amended by inserting the following sentence at the end of said Section:

“Mandatory repayments of B Term Loans required to be made pursuant to this clause (d) prior to the first anniversary of the First Amendment Effective Date shall be subject to the payment of the fee described in Section 3.01(e).”

                              5.     Section 4.02(A)(e) of the Credit Agreement is hereby amended by inserting the following sentence at the end of said Section:

“Mandatory repayments of B Term Loans required to be made pursuant to this clause (e) prior to the first anniversary of the First Amendment Effective Date shall be subject to the payment of the fee described in Section 3.01(e).”

                              6.     Section 4.02(A)(g) of the Credit Agreement is hereby amended by inserting the following sentence at the end of said Section:

“Mandatory repayments of B Term Loans required to be made pursuant to this clause (g) prior to the first anniversary of the First Amendment Effective Date shall be subject to the payment of the fee described in Section 3.01(e).”

                              7.     Section 4.02(B)(c) of the Credit Agreement is hereby amended inserting the following text immediately before the period appearing at the end of the fourth sentence of said Section:

          “, provided, however, that for the fiscal years ending December 31, 2003 and 2004, the amount of any such Specified Repayment so waived in connection with a mandatory repayment under Section 4.02(A)(f) shall not be applied to repay the A Term Loans as otherwise provided in this Section 4.02(B)”.

                              8.     Section 8.09(a)(iii) of the Credit Agreement is hereby amended by deleting the text of said Section in its entirety and inserting the following new text in lieu thereof:

“(iii) the Borrower may pay Dividends or redeem or repurchase its stock not otherwise permitted by clause (ii) above in an aggregate amount for all such payments paid after the First Amendment Effective Date not in excess of the Available Dividends Amount in effect at such time so long as (x) no Event of Default is then in existence or would result therefrom and (y) on a pro forma basis after giving effect to the payment of any such Dividend the Modified Leverage Ratio would not be greater than 2.5 to 1.0.

                              9.     The definition of “Available Dividends Amount” appearing in Section 10 of the Credit Agreement is hereby deleted in its entirety and the following new definition is inserted in lieu thereof:

“Available Dividends Amount” shall mean, at any time $150,000,000, plus or minus, as the case may be, for each fiscal quarter ending on or after December 31, 2003 and prior to such time that such Dividend is paid (x) if Consolidated Net Income for such fiscal quarter is a positive amount, an amount equal to 50% of Consolidated Net Income for such fiscal quarter and (y) if Consolidated Net Income for such fiscal quarter is a negative amount, an amount equal to 100% of Consolidated Net Income for such fiscal quarter. Notwithstanding the foregoing, the Available Dividends Amount shall at no time be an amount less than $150,000,000 minus any Dividends previously paid pursuant to Section 8.09(a)(iii).

                              10.     The definition of “Change of Control” appearing in section 10 of the Credit Agreement is hereby deleted in its entirety and the following new definition is inserted in lieu thereof:

“Change of Control” shall mean, at any time and for any reason whatsoever, (a) any person or group (as defined in Section 13(d) of the Exchange Act) (other than Carlyle and Carlyle Affiliates) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more, on a fully diluted basis, of the voting interest in the Borrower’s capital stock, or (b) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.”

                              11.     The definition of “Modified Leverage Ratio” appearing in Section 10 of the Credit Agreement is hereby deleted in its entirety and the following new definition is inserted in lieu thereof:

“Modified Leverage Ratio” shall mean, at any date on which a Dividend is paid pursuant to Section 8.09(a)(iii), the ratio of (x) the sum of (i) Consolidated Debt on such date less the outstanding principal amount of Revolving Loans on such date included in Consolidated Debt plus (ii) the Average Daily Amount of Revolving Loans for the period commencing on the first day of the Test Period then or last ended and ending on such date less investments in cash and Cash Equivalents on such date to (y) Pro Forma Consolidated EBITDA for the Test Period then or last ended.

                              12.     Section 10 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“First Amendment” shall mean the First Amendment to this Agreement, dated as of November 19, 2003.”

“First Amendment Effective Date” shall have the meaning provided in the First Amendment.

II. Miscellaneous Provisions.

                              1.     In order to induce the undersigned Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists as of the First Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

               2.     This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

               3.     This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

               4.     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               5.     This Amendment shall become effective on the (the “First Amendment Effective Date”) date when the Borrower, the Administrative Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention; Neerav Shah (facsimile number 212-354-8113).

               6.     From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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